                                                                     EXHIBIT 2.1

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), is made as of the 14th day of February, 2005, by and between Technest Holdings, Inc. (the "COMPANY"), a Nevada corporation and a majority owned subsidiary of Markland Technologies, Inc., a Florida corporation ("MARKLAND"), and each purchaser whose name and address is set forth on the signature page hereof (each a "PURCHASER" and collectively, the "PURCHASERS").

         WHEREAS, the Company intends to raise up to $5,000,000 through the sale of 1,149,425 units consisting of one share of the Series B Preferred Stock, $.001 par value per share ("SERIES B PREFERRED STOCK"), of the Company, a warrant in the form of EXHIBIT A to this Agreement (the "WARRANT") to purchase two hundred eleven and eighteen hundredths (211.18) shares of the Common Stock , $.001 par value per share ("COMMON STOCK"), of the Company, and one share of the Series C Preferred Stock, $.001 par value per share (the "SERIES C PREFERRED STOCK"), of the Company; and

         WHEREAS, each unit will be priced at $4.35;

         WHEREAS, on or before the Closing Date (as defined below) Markland will reserve for subsequent contribution to the Company for the purpose of meeting the Company's obligation pursuant to the conversion rights of the holders of the Series B Preferred Stock, 8,333,333 shares of common stock, par value $.0001 per share ("MARKLAND COMPANY STOCK"), of Markland to the Company pursuant to the terms of a Securities Purchase Agreement between the Company and Markland (the "CONTRIBUTION AGREEMENT"); and

         WHEREAS, the Company intends to use the proceeds of the sale of the Securities (as defined below) to acquire all of the capital stock of Genex Technologies, Inc., a Maryland corporation ("GENEX");

         WHEREAS, the holders of a majority of each class of the Company's capital stock have approved a 211.18 for 1 reverse split of the Common Stock of the Company which will be effected after the Closing (as defined in SECTION 3); and

         WHEREAS, on or about February 8, 2005 and in contemplation of the transactions contemplated by this Agreement, the Company issued 124.325 shares of its Series A Preferred Stock, $.001 par value per share ("SERIES A PREFERRED STOCK") to various persons having claims against the Company in full satisfaction of such claims;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and intending to be legally bound hereby, the Company and each Purchaser agrees as follows:

         SECTION 1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 1,149,425 shares of Series B Preferred Stock, five year Warrants, to purchase up to 242,735,571 shares of Common Stock for an exercise price of $.030779429 per share, and up to 1,149,425 shares of Series C Preferred Stock, convertible into 242,735,571 shares of the Company's Common Stock. The Series B Preferred Stock, the Warrants and the Series C Preferred Stock being hereinafter collectively referred to as the "SECURITIES". The Securities will be sold in units ("UNITS") consisting of one (1) share of Series B Preferred Stock, a Warrant to purchase one (1) share of Common Stock and one (1) shares of Series C Preferred Stock, for a price of $4.35 per unit.

         SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES. At the Closing (as defined in SECTION 3), the Company will sell the Securities to the Purchasers, and each Purchaser will buy the number of Units set forth opposite its name on the signature page hereof from the Company, upon the terms and conditions hereinafter set forth, at the purchase price set forth on the signature page hereof.

         SECTION 3. DELIVERY OF THE SECURITIES AT THE CLOSING. The completion of the purchase and sale of the Securities (the "CLOSING") shall occur simultaneously with the execution hereof (the "CLOSING DATE"). At the Closing, the Company will issue, or cause to be issued, to each Purchaser one or more certificates representing shares of Series B Preferred Stock, Warrants, and shares of Series C Preferred Stock registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing. The name(s) in which the certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as APPENDIX I.

         SECTION 4. CONDITIONS TO CLOSING.

         4.1 CONDITIONS OF PURCHASERS' OBLIGATIONS. The obligations of each Purchaser hereunder are subject to the fulfillment to the reasonable satisfaction of such Purchaser, prior to or at the Closing, of each of the following conditions:

                  (a) NO OPPOSITION. No suit, action or proceeding shall be pending or threatened against the Company at any time prior to or on the Closing Date before or by any court or governmental body seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or which might materially and adversely affect the business or properties or condition, financial or other, or results of operations of the Company.

                  (b) CONSENTS OF THIRD PARTIES. There shall have been received by the Company, in form and substance reasonably satisfactory to each Purchaser, all consents, approvals, amendments or modifications necessary or desirable to consummate the transactions contemplated by this Agreement and each other agreement entered in connection with this transaction.

                  (c) REPRESENTATIONS AND COVENANTS. The representations and warranties of the Company contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date; each and all of the covenants, agreements and conditions to be performed or satisfied by the Company hereunder at or prior to the Closing Date shall have been duly performed or satisfied; and the Company shall have furnished each Purchaser with such certificates and other documents evidencing the truth of such representations and warranties and the performance and satisfaction of such covenants, agreements and conditions as such Purchaser shall have reasonably requested.

                  (d) COMPANY REGISTRATION RIGHTS AGREEMENT. The Company and each Purchaser shall have executed and delivered the Technest Registration Rights Agreement in substantially the form of EXHIBIT B hereto (the "TECHNEST REGISTRATION RIGHTS AGREEMENT").

                  (e) MARKLAND REGISTRATION RIGHTS AGREEMENT. Markland and each Purchaser shall have executed and delivered the Markland Registration Rights Agreement in substantially the form of EXHIBIT C hereto.

                  (f) SECURITIES. The Company shall have issued the Warrants, the Series B Preferred Stock and the Series C Preferred Stock.

                  (g) CONTRIBUTION AGREEMENT. The Company and Markland shall have executed and delivered the Securities Purchase Agreement in substantially the form of EXHIBIT D hereto.

                  (h) OFFICERS AND DIRECTORS. The Company shall have received the resignation of the existing officers of the Company, and Robert Tarini shall have been elected or appointed to the board of directors of the Company.

                  (i) ACQUISITION DOCUMENTS. Simultaneously herewith, the Company and/or one of its subsidiaries shall consummate the acquisition of Genex substantially in accordance with the Agreement and Plan of Merger, attached as EXHIBIT E hereto (the "MERGER AGREEMENT"), and such other agreements, documents and instruments necessary to complete the transactions contemplated by the Merger Agreement.

                  (j) REVERSE SPLIT. A majority of each class of the Company's capital stock shall have approved a 211.18 for 1 reverse split of the Common Stock of the Company which will be effected after the Closing.

                  (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         4.2 CONDITIONS OF THE COMPANY'S OBLIGATIONS. The obligations of the Company hereunder are subject to the fulfillment to the reasonable satisfaction of the Company prior to or at the Closing of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date; each of the covenants, agreements and conditions to be performed or satisfied by each Purchaser hereunder at or prior to the Closing Date shall have been duly performed or satisfied; and each Purchaser shall have delivered to the Company a certificate executed by such Purchaser or an officer of the Purchaser, certifying to the satisfaction of the conditions specified in this SECTION 4.2(a).

                  (b) PAYMENT OF PURCHASE PRICE. Each Purchaser shall pay the purchase price for the number of Units set forth on the signature pages hereto.

                  (c) CERTIFICATES OF DESIGNATION. The Certificates of Designation of the Company setting forth the rights, privileges and preferences of the Series B Preferred Stock, in substantially the form of EXHIBIT F hereto and the Series C Preferred Stock, in substantially the form of EXHIBIT G hereto, shall have been filed with the Secretary of State of the State of Nevada and shall have become effective.

                  (d) INCORPORATION OF CONDITIONS. The conditions of SECTIONS 4.1(a), (b), (g), (i), (j) and (k) shall have been fulfilled.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

         5.1 ORGANIZATION AND QUALIFICATION. Except as disclosed in SCHEDULE 5.1, the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and the Company is duly qualified to do business as a foreign corporation and is good standing in each other jurisdiction in which qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect, as defined in SECTION 5.4.

         5.2 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of

                  (i) 495,000,000 shares of Common Stock of which 442,059,477 are issued and outstanding; and

                  (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 150 shares have been designated Series A Convertible Preferred Stock, 124.325 of which are issued and outstanding, 1,149,425 have been designated Series B Preferred Stock, none of which are issued and outstanding, and 1,149,425 have been designated Series C Preferred Stock, none of which are issued and outstanding.

All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding on the Closing Date, are as set forth on SCHEDULE
5.2 hereto. Except as set forth on SCHEDULE 5.2 or as disclosed in the Information Documents filed prior to the date of this Agreement, no Common Stock nor any subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is outstanding on the Closing Date. The issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable U.S. federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

         5.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES OF SERIES B PREFERRED STOCK, WARRANTS, AND SHARES OF SERIES C PREFERRED SOCK. The shares of Series B Preferred Stock, Warrants, and shares of Series C Preferred Stock being purchased and the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock and exercise of the Warrants hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable. No preemptive rights or other rights of any stockholder of the Company to subscribe for or purchase exist with respect to the issuance and sale of the shares of Series B Preferred Stock, Warrants, and shares of Series C Preferred Stock by the Company pursuant to this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the shares of Series B Preferred Stock, Warrants, and shares of Series C Preferred Stock and the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock and exercise of the Warrants to be sold by the Company as contemplated herein. The Company's issuance of the shares of Series B Preferred Stock, Warrants, and shares of Series C Preferred Stock and the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock and exercise of the Warrants shall be in compliance with all applicable U.S. securities laws.

         5.4 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated hereby will not violate any provision of the organizational documents of the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company, taken as a whole (a "MATERIAL ADVERSE EFFECT"), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with all U.S. federal and state securities laws applicable to the offering and sale of the Securities. Upon its execution and delivery, and assuming the valid execution thereof by each Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.5 GOOD STANDING OF SUBSIDIARIES. Except as set forth on SCHEDULE 5.5, the Company has no subsidiaries and has not acquired, sold, divested or liquidated any subsidiary or line of business.

         5.6 NO DEFAULTS. Except as disclosed in SCHEDULE 5.6, he Company is not in violation of or default under any provision of its Articles of Incorporation or bylaws, or other organizational documents. The Company, and to the best of the Company's knowledge, each other party thereto, is not in material breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties are bound; and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default as defined in such documents on the part of the Company, and to the best of the Company's knowledge, on the part of each other party thereto, except for such breaches and defaults which individually or in the aggregate would not have a Material Adverse Effect.

         5.7 NO ACTIONS.

                  Except as disclosed in the Information Documents (as defined in SECTION 5.16) or SCHEDULE 5.7 to this Agreement, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be subject (except for threatened litigation which individually or in the aggregate would not have a Material Adverse Effect); and no labor disturbance by the employees of the Company or any of its subsidiaries exists, or, to the best of the Company's knowledge, is imminent. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

         5.8 PROPERTIES. The Company has, as of the applicable dates referred to therein, good and marketable title to all the properties and assets reflected as owned by it in the financial statements included in the Information Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and currently proposed to be made of such property by the Company or such subsidiary. The Company and its subsidiaries hold their leased properties under valid and binding leases. The Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted.

         5.9 NO MATERIAL CHANGE. Except as disclosed in SCHEDULE 5.9, since the date of the most recent audited balance sheet included in the Information Documents and except in connection with the transactions contemplated by the Merger Agreement or as disclosed in the Information Documents (i) the Company has not incurred any material liabilities or obligations, indirect or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company or its subsidiaries; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations, if any; (iv) there has not been any material change in the capital stock of the Company (other than the issuance of 412,650,577 shares of Common Stock to Markland pursuant to the Contribution Agreement, the issuance of 124.325 shares of Series A Preferred Stock to various persons in connection with the settlement of claims, and the issuance of 750,000 shares of Common Stock as compensation to consultants) or indebtedness material to the Company or any of its subsidiaries (other than in the ordinary course of business); and (v) there has not been a material adverse change in the condition (financial or otherwise), properties, business or results of operations of the Company or any of its subsidiaries.

         5.10 INTELLECTUAL PROPERTY.

                  (a) The Company owns or has the right to use all Intellectual Property Rights (as defined below) used by the Company for the conduct of its business, which Intellectual Property Rights are the only Intellectual Property Rights necessary or required for the conduct of its business.

                  (b) The Company is not in default of its obligations to pay royalties or other amounts to other persons by reason of the ownership or use of any Intellectual Property Rights used by the Company for the conduct of its business.

                  (c) To the Company's knowledge, no Intellectual Property Right owned by the Company violates or will violate any license or infringes or will infringe any Intellectual Property Rights of another. To the Company's knowledge, no Intellectual Property Right, product or service marketed, sold or licensed (as licensor or as licensee) by the Company, violates or will violate any license or infringes or will infringe any Intellectual Property Rights of another, nor has the Company received any notice that any of the Intellectual Property Rights used by the Company for the conduct of their respective businesses, conflicts or will conflict with the rights of others.

                  (d) There are no claims pending or, to the Company's knowledge, threatened with respect to any Intellectual Property Rights necessary or required for the conduct of the business of the Company as currently conducted, nor, to the best of the Company's knowledge, does there exist any basis therefor.

As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how, proprietary processes and formulae, applications for patents, trademarks, service marks and copyrights, and other intellectual property rights.

         5.11 COMPLIANCE. The Company has not been advised, and has no reason to believe, that the Company is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not have a Material Adverse Effect.

         5.12 TAXES. The Company has filed all U.S. federal and state tax returns required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. No audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the best of the Company's knowledge, threatened against the Company. There is no material tax lien (other than for current taxes not yet due and payable), whether imposed by U.S. or any other taxing authority, outstanding against the assets, properties or business of the Company.

         5.13 INTEGRATION, ETC. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of
Section 4(2) of the Act.

         5.14 INSURANCE. The Company maintains insurance of the types and in the amounts that the Company reasonably believe is adequate for the respective businesses, including, but not limited to, insurance against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         5.15 REPORTING COMPANY; LISTED SECURITIES. Except as set forth on
SCHEDULE 5.15, the Company has filed all reports required to be filed by Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the twelve (12) months preceding the Closing Date and has been subject to such filing requirements for such twelve (12) month period. The Company's Common Stock is quoted on the Over the Counter Bulletin Board ("OTCBB").

         5.16 ADDITIONAL INFORMATION. The Company has made available to the Purchasers a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "COMMISSION"), under the Exchange Act since January 1, 2004 (as such documents have since the time of their filing been amended, the "INFORMATION DOCUMENTS"), which, except as set forth on
SCHEDULE 5.16, are all the documents (other than preliminary material) that the Company was required to file with the Commission since such date. As of their respective dates, the Information Documents and any forms, reports and other documents filed by the Company during the period commencing on the date of this Agreement and ending on the last date on which the Company is required to maintain the effectiveness of the registration statement referred to in the

Technest Registration Rights Agreement, complied, or will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to the Information Documents or such other forms, reports or other documents, and none of the Information Documents contained, or will contain at the time they are filed, any untrue statement of a material fact or omitted, or will omit at the time they are filed, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Information Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by the rules and regulations of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

         5.17 RELATED PARTY TRANSACTIONS. Except as disclosed in SCHEDULE 5.17 and in the Information Documents, no transaction has occurred between or among the Company and its affiliates, officers, directors or any affiliate of such officers or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         5.18 FULL DISCLOSURE. To the Company's knowledge, neither this Agreement (including the disclosure schedules hereto) nor any certificate or other information or document furnished or to be furnished by the Company in writing contains or will contain any untrue statement by the Company of a material fact or omit to state a material fact necessary to be stated to make the statements by the Company contained herein not false or misleading.

         5.19 ADDITIONAL AGREEMENTS OF THE COMPANY.

                  (a) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. (i) For each Unit a Purchaser continues to hold on the first anniversary of the Closing Date (the "RESET DATE"), the Company shall issue to such Purchaser, within ten
(10) days after the determination of the Combined Market Price, a stock certificate, registered in the name of the Purchaser, representing a number of shares of Common Stock (the "RESET SHARES") calculated in accordance with the following formula:


   (UNITS HELD ON RESET DATE) X [(ADJUSTMENT PRICE) - COMBINED MARKET PRICE)]
   --------------------------------------------------------------------------
                                THNS MARKET PRICE

         "ADJUSTMENT PRICE" shall mean $6.525 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares)

         "COMBINED MARKET PRICE" shall mean the THNS Market Price added to the MRKL Market Price.

         "MRKL MARKET PRICE" shall mean the average of the closing bid prices of the Markland Company Stock during the period beginning ten (10) Trading Days prior to the Reset Date and ending ten (10) Trading Days after the Reset Date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the Markland Company Stock.

         "THNS MARKET PRICE" shall mean the average of the closing bid prices of the Common Stock during the period beginning ten (10) Trading Days prior to the Reset Date and ending ten (10) Trading Days after the Reset Date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the Common Stock.

                  (b) If the number calculated in accordance with the foregoing formula is zero or a negative number, no Reset Shares shall be issuable hereunder and the Purchaser shall not be obligated to transfer any shares of Common Stock to the Company.

         SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PURCHASER. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

         6.1 Each Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Securities, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Securities pursuant to this Agreement has not been reviewed by the Commission or any state regulatory authority; (iii) the Purchaser is acquiring the number of Securities set forth in the signature page hereto, for its own account for investment only and with no present intention of distributing any of such Securities (or any component thereof) or any arrangement or understanding with any other persons regarding the distribution of such Securities (or any component thereof); (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities (or any component thereof) except in compliance with the Securities Act, rules and regulations promulgated under the Securities Act and any applicable state securities or blue sky laws;
(v) the Purchaser has, in connection with its decision to purchase the number of Securities set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; and (vii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         6.2 The Purchaser hereby covenants with the Company not to make any sale of the shares of Series B Preferred Stock, Warrants, and shares of Series C Preferred Stock and the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock and exercise of the Warrants or the Markland Shares without satisfying the prospectus delivery requirements under the Securities Act, if any.

         6.3 Each Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (iii) the execution, delivery and performance of this Agreement by Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement will not violate any provision of the organizational documents of Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, (iv) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, and (v) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (vi) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

         6.4 Each Purchaser recognizes that an investment in the Securities is SPECULATIVE and involves a HIGH DEGREE OF RISK, including a risk of total loss of the Purchaser's investment.

         6.5 All of the information provided to the Company or its agents or representatives concerning the Purchaser's suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof. Each Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

         6.6 The address set forth in the signature page hereto is the Purchaser's true and correct domicile.

         6.7 Each Purchaser understands and agrees that each certificate or other document evidencing any of the shares of Series B Preferred Stock, Warrants, and shares of Series C Preferred Stock shall be endorsed with the legend in substantially the form set forth below as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer shares of Series B Preferred Stock, Warrants, and shares of Series C Preferred Stock represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

         6.8 Each Purchaser acknowledges that certain additional shareholders of the Company have rights to be included in the Company's next subsequent registration statement filed by the Company with the Securities and Exchange Commission on a piggyback basis, including the shares of Common Stock to be issued upon conversion of the Company's Series A Convertible Preferred Stock.

         SECTION 7. SURVIVAL OF REPRESENTATIVES, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection therewith shall survive following the delivery to the Purchaser of the Securities being purchased and the payment therefor.

         SECTION 8. INDEMNIFICATION.

         8.1 INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to indemnify, defend and hold each Purchaser harmless from and against the amount of any actual damage, loss, cost or expense (including reasonable attorneys' fees and settlement costs) to such Purchaser ("LOSS") occasioned or caused by, resulting from or arising out of:

                  a. Any failure by the Company to perform, abide by or fulfill, in all material respects, any of the agreements, covenants or obligations set forth in or entered into, in connection with this Agreement to be so performed or fulfilled by the Company.

                  b. Any material inaccuracy in or breach of any of the representations or warranties of the Company set fort in this Agreement, or any certificate or schedule or other writing furnished pursuant hereto.

                  c. The amount of any Loss shall be the amount of cash reimbursement or set-off that, when received by the Purchaser, shall place the Purchaser in the same financial position it would have been in if such Loss has not occurred.

         8.2 NOTICE OF CLAIM. The Purchasers ("CLAIMANT"), as the case may be, shall give prompt written notice ("NOTICE OF CLAIM") to Company ("INDEMNIFYING PARTY") of any claim (actual or threatened) or other event which in the judgment of Claimant might result or has resulted in a Loss by Claimant hereunder, and Indemnifying Party shall assume the defense of such claim or any litigation resulting therefrom; PROVIDED THAT counsel for Indemnifying Party, who shall conduct the defense of such claim (actual, threatened or asserted) or litigation, shall be reasonably satisfactory to the Claimant, and Claimant may participate in such defense at its expense, and PROVIDED, FURTHER, that the omission by Claimant to give a Notice of Claim as provided herein shall not relieve Indemnifying Party of its obligations hereunder except to the extent that (i) the omission results in a failure of actual notice to Indemnifying Party and (ii) Indemnifying Party is damaged as a result of the failure to give a Notice of Claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Claimant, consent to the entry of any judgment or decree or enter into any settlement which does not, in each case, include as an unconditional term thereof the giving by the Claimant or plaintiff to Claimant of a release from all liability in respect to such claim or litigation, and no Indemnifying Party shall have liability with respect to any payment made by a Claimant in connection with the settlement, satisfaction or compromise of any claim unless the Indemnifying Party shall have approved thereof in advance in writing. If the Claimant shall not have received notice that the Indemnifying Party shall assume the defense of such claim within twenty (20) days after the Notice of Claim is given to the Indemnifying Party of the existence of such claim, the Claimant shall be free to proceed with the defense of such claim. Each Notice of Claim shall be accompanied (or followed as promptly as is reasonably practicable after the amount of such Loss becomes determinable) by a certificate signed by the President of Claimant, or the Claimant if the Claimant is a natural person, and setting forth in reasonable detail the calculation of the amount of such Loss in accordance with the provisions hereof, and accompanied by copies of all relevant documents and records. No Loss shall be considered to have occurred with respect to any payment made by any Claimant in settlement, satisfaction or compromise of any claim unless the Indemnifying Party shall have approved thereof in advance and in writing.

         SECTION 9. BROKER'S FEE. Except as otherwise agreed to between the Purchasers and the Company, the Purchaser acknowledges that the Company intends to pay to Greenfield Capital Partners LLC a fee in respect of the sale of the Securities to the Purchasers. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation from the other party in connection with the sale of Securities` to the Purchasers.

         SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  if to the Company, to:

                           Technest Holdings, Inc.
                           54 Danbury Road, Suite 207
                           Ridgefield, CT 06877
                           Fax: 203-286-1608
                           Attn: Robert Tarini

                  with a copy to:

                           Foley Hoag LLP
                           155 Seaport Boulevard,
                           Boston, MA 02210
                           Fax: 617-832-7000
                           Attn: David Broadwin, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if a Purchaser, at such Purchaser's address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         SECTION 11. CHANGES. Any provision in this Agreement may be waived, modified or amended pursuant to an instrument in writing, signed by the Company and the holders of a majority of each Security issued pursuant to this Agreement.

         SECTION 12. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         SECTION 13. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 14. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

         SECTION 16. ENTIRE AGREEMENT. This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and no party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

                    [REMAINDER OF PAGE INTENTIONALLY DELETED]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:


                                            ____________________________________
                                            [Name of Purchaser]

                                            By:_________________________________
                                                 Name:
                                                 Title:

                                            Address:    ________________________

                                                        ________________________

                                                        ________________________

                                            Telephone:  ________________________

                                            Facsimile:  ________________________

                                            Date:       ________________________



Number of                   Price Per                              Aggregate
Units                       Share in                               Price in
________                    U.S. DOLLARS                           U.S. DOLLARS
                            ------------                           ------------

                            $4.35





Accepted and Agreed to by:

                             TECHNEST HOLDINGS, INC.


                                            By:   ______________________________

                                            Name: ______________________________

                                            Title:  ____________________________

                                            Date: ______________________________

                                   APPENDIX I


                             TECHNEST HOLDINGS, INC.
                   STOCK CERTIFICATE AND WARRANT QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Securities are to be registered in (this is the name that will appear on your stock certificate(s) and warrants). You may use a nominee name if appropriate:

         ___________________________________

2. The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

         ___________________________________

3. The mailing address of the Registered Holder listed in response to item 1 above:

         ___________________________________
         ___________________________________
         ___________________________________

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

         ___________________________________